QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION

FORM 8-A
REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BGE Capital Trust II
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	75-6702063 (I.R.S. Employer Identification No.)

Baltimore Gas and Electric Company

Maryland (State of incorporation)	52-028021 (I.R.S. Employer Identification No.)

39 W. Lexington Street, Baltimore, Maryland 21201
(Address of registrants' principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

BGE Capital Trust II 6.20% Trust Preferred Securities (and the Guarantee with respect thereto)	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates:

333-107681 Baltimore Gas and Electric Company	333-107681-01 BGE Capital Trust II

        Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the 6.20% Trust Preferred Securities (the "Preferred Securities") of BGE Capital Trust II, a statutory trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by Baltimore Gas and Electric Company, a Maryland corporation ("BGE") and the Depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 of the Trust and BGE (Registration Nos. 333-107681 and 333-107681-01) (the "Registration Statement"), filed with the Securities and Exchange Commission on August 5, 2003, as amended by Amendment No. 1 filed on November 13, 2003, and the form of Prospectus included therein, which descriptions are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A

Item 2. Exhibits

2.1	Certificate of Trust, dated August 5, 2003, of BGE Capital Trust II (incorporated herein by reference to Exhibit 4(a) to the Registration Statement).
2.2	Form of Amended and Restated Declaration of Trust of BGE Capital Trust II (incorporated herein by reference to Exhibit 4(c) to the Registration Statement).
2.3	Form of Preferred Securities (incorporated herein by reference to Exhibit 4(h) to the Registration Statement).
2.4	Form of Guarantee Agreement with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4(f) to the Registration Statement).
2.5	Indenture dated of June 15, 1958 between Baltimore Gas and Electric Company and the Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(d) to the Registration Statement).
2.6
Form of Supplemental Indenture to Indenture to be used in connection with the issuance of a series of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(e) to the Registration Statement).

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 14th day of November, 2003.

BGE Capital Trust II

By:	/s/ THOMAS E. RUSZIN, JR. Thomas E. Ruszin, Jr., Trustee

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, this 14th day of November, 2003.

Baltimore Gas and Electric Company

By:	/s/ THOMAS E. RUSZIN, JR. Thomas E. Ruszin, Jr., Vice President

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES